Exhibit 5

                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007



                                November 27, 1998


Board of Directors
Snyder Communciations, Inc.
6903 Rockledge Drive
15th Floor
Bethesda, Maryland 20817

Ladies and Gentlemen:

            We have acted as counsel to Snyder Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the sale, from time to time, by certain stockholders of the Company identified in the prospectus (the "Prospectus") which forms a part of the Registration Statement (collectively, the "Selling Stockholders"), in the manner described in the Prospectus, of up to an aggregate of 3,425,610 shares of common stock, par value $.001 per share, of the Company (the "Common Stock").

            In so acting, we have reviewed the Registration Statement, including the Prospectus contained therein, and the Certificate of Incorporation and the Bylaws of the Company. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the






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November 27, 1998
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conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders in the manner described in the Prospectus under the captions "Selling Stockholders" and "Plan of Distribution" have been validly issued and are fully paid and nonassessable.

            The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement or Prospectus contained therein.

                                          Very truly yours,


                                          WEIL, GOTSHAL & MANGES LLP